EXHIBIT 11(b)
POWER OF ATTORNEY


	The undersigned, being an officer or trustee, or both, of Insight Premier Funds, a Massachusetts business trust
(the "Trust"), hereby makes, constitutes and appoints Eric
M. Kobren, Pamela Wilson and Gail A. Hanson and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement on Form N-1A relating to the shares of beneficial interest of the Trust (including pre-effective amendments and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



ERIC M. KOBREN			SCOTT P. MASON
Eric M. Kobren,			Scott P. Mason,
Chairman of the Board		Trustee
and Trustee



MICHAEL P. CASTELLANO		STUART J. NOVICK
Michael P. Castellano,		Stuart J. Novick,
Trustee				Trustee



ARTHUR DUBROFF			SCOTT A. SCHOEN
Arthur Dubroff,			Scott A. Schoen,
Trustee				Trustee


Dated:  October 22, 1996

insight\memos\poa.doc